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                                                                   Exhibit 10.31

                                   AGREEMENT
                                  -----------

     THIS AGREEMENT, made the 24th day of June 1998, by and between Towne Services, Inc. ("Towne Services") a corporation in the state of Georgia, with its address at 3295 River Exchange Drive, Suite 350, Norcross, Georgia 30092 and Wallace & de Mayo, P.C. ("W&D"), a professional corporation of the State of Georgia, with its principal office at 6356 Corley Road, Norcross, Georgia, 30071.

     WHEREAS, Towne Services wishes to place with W&D Accounts that it has received from its Customers, and

     WHEREAS, Customers of Towne Services have requested W&D to represent the Customers by entering into the Agreement attached hereto and marked Exhibit A, and

     WHEREAS, W&D has agreed to take such Accounts and to service them either directly and/or through the National Attorney Network ("NAN").

     NOW, THEREFORE, in consideration of ten dollars ($10.00) and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                   ARTICLE I

                                  DEFINITIONS
                                ---------------

     1.1 ACCOUNT(S) - Account(s) means a claim against a debtor which resulted from the extension of credit from a credit grantor, or their assignor or seller.

     1.2 ACCOUNT DEBTOR - An individual or business that has an Account with a Customer.

     1.3 CUSTOMER(S) - A Customer(s) is a credit grantor that is on Towne Services' system and wishes to use W&D for its legal collection work.

     1.4 FIRM - A Firm is a law firm which has one or more members licensed to practice law in the state where their principal office is located. A Firm can be a professional corporation, partnership or other entity allowed to practice law, and shall include all attorneys in the firm licensed to practice law whether designated partner, associate, of counsel, or any other designation, and shall further include all personnel and employees of the law firm.

     1.5 GROSS PROCEEDS - Gross Proceeds means the aggregate Proceeds collected by W&D or a Firm on Accounts placed to W&D or to the Firm through the Network.

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     1.6  NET PROCEEDS - Net Proceeds means Gross Proceeds less court costs recovered from an Account Debtor. Expenses such as postage, copying and other expenses shall not be passed on to the Customer by W&D or Firms without written approval of the Customer.

     1.7  NETWORK - Network is the network of Firms linked together by NAN.

     1.8  NETWORK CHARGE - The Network Charge is a charge by NAN to its Firms.

     1.9 PROCEEDS - Proceeds means items of payment, including without limitation, cash or its equivalent paid by or for an Account Debtor.

     1.10 RECEIVING FIRM - Receiving Firm is a Firm which receives Accounts through the Network.

                                   ARTICLE II

                                 DUTIES OF W&D

     The following shall be the duties of W&D:

     2.1 W&D shall undertake to collect those Accounts for Customers of Towne Services which are placed with it by Towne Services' system. In the event the Account cannot be collected by W&D, it shall either close and return the Account to Towne Services or send the Account to a Firm on the Network system. W&D will report to the Customers through the Towne Services system. All communications shall remain confidential as between W&D and the Customers.

     2.2 All Proceeds received by W&D on behalf of Towne Services' Customers shall be held by W&D in trust and shall be segregated from W&D's operating accounts. Said Proceeds, less the percentage owed to W&D and to Towne Services, will be forwarded to Customers on a monthly basis. W&D shall also forward to Towne Services its charges to its Customers for processing their accounts.

                                  ARTICLE III

                                  RELATIONSHIP

     3.1 The Relationship between W&D and Towne Services shall be that of independent contractor. Under no circumstances is the relationship among the aforementioned parties or NAN to be construed as that of principal/agent, master/servant, employer/employee, joint venturer, partner, or any other similar relationship.


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                                   ARTICLE IV
                                CONFIDENTIALITY


     W&D understands and agrees that all Accounts, records, documents and account information provided to it are proprietary and highly confidential information. W&D agrees not to directly disclose to, publish, cause to be disclosed or published, or use such information for the benefit of any third party or itself. The Customers that use W&D to collect their debts shall be considered clients of W&D and the attorney-client privilege shall be in effect.

                                   ARTICLE V

                                    ACCOUNTS

     At no time will W&D have any claim or right to any Account. The Accounts belong to the Customers who can recall any Account at any time.


                                   ARTICLE VI

                                 MISCELLANEOUS


     6.1 WAIVER. The failure of either party to enforce any rights granted hereunder or to take action against the other party in the event of any breach hereunder shall not be deemed a waiver by that party as to subsequent enforcement of rights or subsequent actions in the event of future breaches.

     6.2 AUTHORITY. The undersigned Firm is organized as a legal corporation or law partnership, and the undersigned Firm has the corporate power or partnership power to execute, deliver and carry out this Agreement and its Board of Directors or Partners have duly authorized and approved the terms and conditions of this Agreement, and this Agreement constitutes the valid and binding obligations of the undersigned, enforceable in accordance with their terms.

     6.3 ENTIRE AGREEMENT. This Agreement contains the entire agreement between W&D and Towne Services as to Accounts placed on the Network by Towne Services after the date hereof. No representations, promises or conditions that are not incorporated herein shall be binding upon either party. This Agreement supersedes all prior understandings, agreements or arrangements between the undersigned parties.

     6.4 MODIFICATIONS. No modifications or amendment to this Agreement shall be binding unless made in writing and signed by each party.

     6.5 NOTICES. Any notices required under this Agreement required or permitted under this Agreement shall be sufficiently given if sent by registered or certified mail, postage prepaid, addressed as follows:

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If to Towne Services:    Henry M. Baroco
                         3295 River Exchange Drive
                         Suite 350
                         Norcross, Georgia 30092

If to W&D to:            6356 Corley Road
                         Norcross, GA 30071
                         Attention: Douglas W. Wallace, Esq.

With a copy to:          Richard T. de Mayo, Esq.
                         6356 Corley Road
                         Norcross, GA 30071

or such other address as shall be furnished in writing by any of the parties and any such notice or communication shall be deemed to have been given as of the date so mailed.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                         WALLACE & de MAYO, P.C.

                         By:    /s/
                                ------------------------
                         Title: President
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                         TOWNE SERVICES, INC.

                         By:    /s/ Henry M. Baroco
                                ------------------------
                         Title: President
                                ------------------------


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